UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2023

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

91 Heartland Boulevard, Edgewood, New York 11717
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective June 14, 2023, the board of directors (the “Board”) of CPI Aerostructures, Inc. (the “Company”) appointed Richard C. Rosenjack, Jr. to fill a Class II director vacancy on the Board and to serve on the Nominating and Corporate Governance Committee of the Board. The Board determined that Mr. Rosenjack is an independent director under the listing rules of the NYSE American, LLC.

As a non-employee director of the Company, during 2023 Mr. Rosenjack will receive compensation of $50,000, representing pro-rated annual director compensation of $100,000 for his service on the Board. Forty percent of Mr. Rosenjack’s compensation will be payable in cash and sixty percent will be payable in Company common equity through restricted stock units which vest in equal quarterly installments. In addition, the Company has entered into an indemnification agreement with Mr. Rosenjack, pursuant to which the Company will indemnify and advance related expenses to Mr. Rosenjack to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreement is qualified by reference to the full text of the Company’s form of indemnification agreement, which is attached as Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on June 14, 2023 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders considered three proposals: (i) election of two Class I directors; (ii) approval of amendments to the Company’s 2016 Long-Term Incentive Plan (the “2016 Plan”); (iii) approval, on an advisory basis, of the compensation of the Company’s named executive officers; and (iv) ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Company’s board of directors is divided into three classes, with one class of directors being elected each year and each class serving a three-year term. The term of office of the Company’s Class I directors expired at the Annual Meeting. Our board of directors nominated Richard Caswell and Terry Stinson for re-election as Class I directors.

The results of the matters voted upon at the Annual Meeting are set forth below:

Proposal No. 1 – Election of Class I directors.

The election of each director nominee was approved as follows:

Name	For	Authority Withheld	Broker Non-Vote
Richard Caswell	5,895,880	812,420	3,330,241
Terry Stinson	6,084,020	624,280	3,330,241

Proposal No. 2 – Approval of amendments to the 2016 Plan to (i) increase the total number of shares of common stock available for issuance under the 2016 Plan by 800,000 shares, from 1,400,000 shares to 2,200,000 shares and (ii) increase the aggregate number of shares of common stock grantable to a 2016 Plan participant in a calendar year under certain awards from 50,000 shares to 125,000 shares.

Amendment of the 2016 Plan was approved, as follows:

For	Against	Abstain	Broker Non-Vote
5,846,248	842,402	19,650	3,330,241

Proposal No. 3 – Approval, on an advisory basis, of the compensation of Named Executive Officers.

The compensation of the Company’s Named Executive Officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Vote
5,124,414	868,129	715,757	3,330,241

Proposal No. 4 – Ratification of the appointment of RSM US LLP.

Ratification of the appointment of RSM US LLP was approved, as follows:

For	Against	Abstain
9,936,784	96,293	5,464

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2023	CPI AEROSTRUCTURES, INC.

	By:	/s/ Andrew Davis
Andrew Davis
Chief Financial Officer

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